Exhibit 24.1


                   JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each undersigned party hereby agrees to the joint filing, on behalf of such undersigned party with respect to the Common Stock of Horsehead Holding Corp., a Delaware corporation, of any and all forms (s), statement(s), report(s),and/or documents required to be filed by such undersigned party under Section 16 of the Exchange Act (including any amendment(s), supplement(s), and/or exhibit(s) thereto) with the Securities and Exchange Commission (and if such security is registered on a national and securities exchange or national securities association, also with the exchange or association), and further agrees that this Joint Filing Agreement and Power of Attorney shall be included as an Exhibit to each such joint filing.

Know all by these presents, that the undersigned hereby constitutes and appoints Julie Teltscher, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director,and/or beneficial owner of Horsehead Holding Corp.
(the "Company"), Forms 3,4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Joint Filing Agreement and Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Joint Filing Agreement and Power of Attorney to be executed as of this 21st day of August, 2015.


                        DALAL STREET, LLC

                             By: /s/ Mohnish Pabrai
                             Mohnish Pabrai, Managing Member


                        PABRAI INVESTMENT FUND 2, L.P.

                             By: Dalal Street, LLC, General Partner

                             By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, Managing Member





                         PABRAI INVESTMENT FUND 3, LTD.

                             By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, Director


                         PABRAI INVESTMENT FUND IV, L.P.

                             By: Dalal Street, LLC, General Partner

                             By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, Managing Member


                        AIKYUM, INC.

                             By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, investment manager


                        HARINA KAPOOR IRA

                             By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, investment manager


                        MONSOON PABRAI

                                 By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, investment manager


                        MOMACHI PABRAI

                                   By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, investment manager


                        THE DAKSHANA FOUNDATION

                                   By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, investment manager


                        DHANDHO HOLDINGS CORPORATION

                                   By: /s/ Mohnish Pabrai
                                Mohnish Pabrai, President


                        STONETRUST COMMERCIAL INSURANCE COMPANY

                                   By:  Dhandho Holdings Corporation,
                                        investment manager

                                   By:  /s/ Mohnish Pabrai
                                Mohnish Pabrai, President